EXHIBIT 32.0
                                  ------------

                        CERTIFICATION OF PERIODIC REPORT
                        --------------------------------


I, ZENNIE MORRIS, PRESIDENT/DIRECTOR of SECOND STAGE VENTURES, INC. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the QUARTERLY Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of
     Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:   August 14, 2003


                                   /s/ Zennie Morris
                                   -----------------
                                   Zennie Morris
                                   President/Director
                                   (Principal Executive Officer)



I, BLAR MILLS, TREASURER/DIRECTOR of SECOND STAGE VENTURES, INC. (the Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the QUARTERLY Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of
     Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 14, 2003


                                   /s/ Blair Mills
                                   ---------------
                                   Blair Mills
                                   Treasurer, Secretary and Director
                                   (Principal Accounting Officer)


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